American Century World Mutual Funds, Inc.
AMENDMENT NO. 2 TO
AMENDED AND RESTATED MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 19th day of March, 2015, by and between AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., a Maryland corporation (hereinafter called the “Corporation”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

WHEREAS, the Corporation and the Investment Manager are parties to a certain Amended and Restated Management Agreement effective as of August 1, 2011, and amended effective July 26, 2013 (“Agreement”); and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of a new series of shares named NT International Value Fund.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.    Amendment of Schedule A. Schedule A to the Agreement is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule A attached hereto.

2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

1.Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers to be effective as of the day and year first above written.

American Century Investment Management, Inc.	American Century World Mutual Funds, Inc.
/s/ Otis H. Cowan	/s/ Charles A. Etherington
Otis H. Cowan Vice President	Charles A. Etherington Senior Vice President

American Century World Mutual Funds, Inc.

Schedule A
Fee Schedules

Series	Investment Strategy Assets	Fee Schedule by Class
		Investor	Institu-tional	A	C	R	R6
International Growth	First $1 billion	1.500%	1.300%	1.500%	1.500%	1.500%	1.150%
Fund	Next $1 billion	1.200%	1.000%	1.200%	1.200%	1.200%	0.850%
	Next $2 billion	1.100%	0.900%	1.100%	1.100%	1.100%	0.750%
	Over $4 billion	1.050%	0.850%	1.050%	1.050%	1.050%	0.700%
International Discovery	First $500 million	1.750%	1.550%	1.750%	1.750%	1.750%	n/a
Fund	Next $500 million	1.400%	1.200%	1.400%	1.400%	1.400%	n/a
	Over $1 billion	1.200%	1.000%	1.200%	1.200%	1.200%	n/a
International	First $250 million	2.000%	1.800%	2.000%	2.000%	2.000%	n/a
Opportunities Fund	Next $250 million	1.800%	1.600%	1.800%	1.800%	1.800%	n/a
	Next $500 million	1.600%	1.400%	1.600%	1.600%	1.600%	n/a
	Over $1 billion	1.400%	1.200%	1.400%	1.400%	1.400%	n/a
Emerging Markets	First $250 million	1.850%	1.650%	1.850%	1.850%	1.850%	1.500%
Fund	Next $250 million	1.750%	1.550%	1.750%	1.750%	1.750%	1.400%
	Next $500 million	1.500%	1.300%	1.500%	1.500%	1.500%	1.150%
	Over $1 billion	1.250%	1.050%	1.250%	1.250%	1.250%	0.900%
Global Growth Fund	First $1 billion	1.300%	1.100%	1.300%	1.300%	1.300%	0.950%
	Next $1 billion	1.150%	0.950%	1.150%	1.150%	1.150%	0.800%
	Over $2 billion	1.050%	0.850%	1.050%	1.050%	1.050%	0.700%
NT International	First $1 billion	n/a	1.300%	n/a	n/a	n/a	1.150%
Growth Fund	Next $1 billion	n/a	1.000%	n/a	n/a	n/a	0.850%
	Next $2 billion	n/a	0.900%	n/a	n/a	n/a	0.750%
	Over $4 billion	n/a	0.850%	n/a	n/a	n/a	0.700%
NT Emerging	First $250 million	n/a	1.650%	n/a	n/a	n/a	1.500%
Markets Fund	Next $250 million	n/a	1.550%	n/a	n/a	n/a	1.400%
	Next $500 million	n/a	1.300%	n/a	n/a	n/a	1.150%
	Over $1 billion	n/a	1.050%	n/a	n/a	n/a	0.900%
International Value	First $1 billion	1.300%	1.100%	1.300%	1.300%	1.300%	0.950%
Fund	Next $1 billion	1.200%	1.000%	1.200%	1.200%	1.200%	0.850%
	Over $2 billion	1.100%	0.900%	1.100%	1.100%	1.100%	0.750%
NT International Value	First $1 billion	1.300%	1.100%	n/a	n/a	n/a	0.950%
Fund	Next $1 billion	1.200%	1.000%	n/a	n/a	n/a	0.850%
	Over $2 billion	1.100%	0.900%	n/a	n/a	n/a	0.750%